EXHIBIT (a)(5)
                           Offer to Purchase for Cash
                               Any And All Of The
                              Limited Partner Units
                                       in
                         HALLWOOD REALTY PARTNERS, L.P.
                                       for
                              $100.00 Net Per Unit
                                       by
                         HIGH RIVER LIMITED PARTNERSHIP

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                     AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
                 ON MAY 29, 2003, UNLESS THE OFFER IS EXTENDED.
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                                                                     May 1, 2003


To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 1, 2003 (the "Offer to Purchase") and the related Letter of Transmittal, including the Instructions thereto, as it may be supplemented or amended from time to time (the "Letter of Transmittal" which, collectively with the Offer to Purchase, constitute the "Offer") in connection with the Offer by High River Limited Partnership, a Delaware limited partnership ("Purchaser"), to purchase any and all of the outstanding limited partner units (the "Units"), of Hallwood Realty Partners, L.P. a Delaware limited partnership (the "Partnership"), and the associated rights (the "Rights") to purchase additional Units under the Unit Purchase Rights Agreement, dated as of November 30, 1990, as amended, between the Partnership and EquiServe Trust Company, N.A., as rights agent, at a purchase price of $100.00 per Unit (the "Purchase Price"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE UNITS HELD FOR YOUR ACCOUNT. A TENDER OF SUCH UNITS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER UNITS HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Units held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

         Please note the following:

     1. The Purchase Price is $100.00 per Unit, net to the seller in cash without interest.

     2. The Offer is being made for any and all outstanding Units of the Partnership.

     3. THE OFFER IS BEING MADE WITHOUT THE PRIOR APPROVAL OF THE GENERAL PARTNER OF THE PARTNERSHIP.

     4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON THURSDAY, MAY 29, 2003, WHICH DATE MAY BE EXTENDED.

     5. The Offer is conditioned upon, among other things, redemption of the Rights by the Partnership without instituting any similar rights plan, or Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer: The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 1 and 13 in the Offer to Purchase.

     6. Tendering holders of Units ("Holders") whose Units are registered in their own name and who tender directly to American Stock Transfer & Trust
Company, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, transfer taxes on the purchase of Units by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See the Letter of Transmittal.

     7. In all cases, payment for Units accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Units, (2) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE UNITS TO BE PAID BY PURCHASER REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH UNITS.

     The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all Holders of the Units. The Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders of Units in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of the Units held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Units, all such Units will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                        INSTRUCTIONS WITH RESPECT TO THE

                           Offer to Purchase for Cash
                               Any And All Of The
                              Limited Partner Units
                                       in
                         HALLWOOD REALTY PARTNERS, L.P.


     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated May 1, 2003, and the related Letter of Transmittal (including the Instructions thereto, as it may be supplemented or amended from time to time (the "Letter of Transmittal" which, collectively with the Offer to Purchase, constitute the "Offer") in connection with the Offer by High River Limited Partnership, a Delaware limited partnership ("Purchaser"), to purchase any and all of the outstanding limited partner units (the "Units"), of Hallwood Realty Partners, L.P. a Delaware limited partnership (the "Partnership"), and the associated rights (the "Rights") to purchase additional Units under the Unit Purchase Rights Agreement, dated as of November 30, 1990, as amended, between the Partnership and EquiServe Trust Company, N.A., as rights agent, at a purchase price of $100.00 per Unit (the "Purchase Price"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender to Purchaser the number of Units indicated below (or, if no number is indicated below, all Units) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Units to be Tendered*
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Account No.:
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Signature(s):

--------------------------------------------------------------------(SIGN HERE)

Dated:

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Print Name(s):

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Address(es):

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Area Code and Telephone Number:

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Tax Identification or Social Security Number:

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*        Unless  otherwise  indicated,  it will be  assumed  that all Units held by us for your  account  are to be tendered.